Exhibit 5.2

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

                      May 11, 2017

National Energy Services Reunited Corp.

777 Post Oak Blvd., Suite 800
Houston, Texas 77056

Re: Registration Statement of National Energy Services Reunited Corp.

Ladies and Gentlemen:

We have acted as United States counsel to National Energy Services Reunited Corp., a British Virgin Islands business company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of 1,150,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one ordinary share of the Company, no par value (the “Ordinary Shares”) and one warrant of the Company to purchase one half of one ordinary share (the “Warrant”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on March 29, 2017 and declared effective by the Commission on May 11, 2017 (File No. 333-217006) (as amended, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. The Units have been duly authorized and when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

2. Warrants. The Warrants have been duly authorized and when the Registration Statement becomes effective under the Act, when the warrant agreement by and between the Company and Computershare Trust Company, N.A. (the “Warrant Agreement”) is duly executed and delivered and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP